UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):
August 19, 2011

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 19, 2011, Magnum Hunter Resources Corporation (“Magnum Hunter” or the “Company”) issued a press release announcing that the previously announced proposed acquisition by its wholly owned subsidiary, Williston Hunter ND, LLC, of oil and gas properties in the Williston Basin in North Dakota from Eagle Operating, Inc. (“Eagle”) did not close on August 18, 2011 (as scheduled) due to unresolved issues between the parties resulting from what Magnum Hunter considers to be Eagle’s intentional and bad faith breach of its obligations under the purchase and sale agreement (the “Acquisition Agreement”).  In the proposed acquisition, Magnum Hunter would have acquired from Eagle for total consideration of $57 million ($55 million in cash and $2 million in Magnum Hunter restricted common stock), the remaining approximate 48% working ownership interest in the Williston Basin properties owned by Eagle, subject to Eagle’s retention of a variable overriding royalty interest not exceeding 2% on certain properties.

The acquisition would also have resulted in the settlement of two pending lawsuits between the Company and Eagle currently filed in the United States District Court for the District of North Dakota (Northwestern Division), which litigation is now expected to continue. The Company’s management does not consider the pending litigation to be of any material nature to Magnum Hunter.

On August 19, 2011, the Company instituted a lawsuit against Eagle by filing a complaint in the United States District Court for the District of North Dakota (Northwestern Division) (the “Complaint”), (i) asking the court to order Eagle to comply with its obligations under the Acquisition Agreement to complete the sale of the properties to the Company on the specific terms outlined in the Acquisition Agreement, and (ii) seeking monetary damages, including compensatory, consequential and general damages, for Eagle’s material default under the Acquisition Agreement.

A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.  A copy of the Complaint is furnished as part of this Current Report on Form 8-K as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation, dated August 19, 2011
99.2	Complaint filed by Magnum Hunter Resources Corporation in the United States District Court for the District of North Dakota (Northwestern Division) on August 19, 2011

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: August 19, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Magnum Hunter Resources Corporation, dated August 19, 2011
99.2	Complaint filed by Magnum Hunter Resources Corporation in the United States District Court for the District of North Dakota (Northwestern Division) on August 19, 2011